                                                                   EXHIBIT 10.16


                                                      Dated as of June 20, 1995

LICENSOR:  Film Roman, Inc.
           12020 Chandler Blvd., Ste. 200
           North Hollywood, California 91607 USA
           Attn.: Business Affairs Department

LICENSEE:  Starstream Limited,
           trading as "The Children's Channel"
           9-13 Grape Street
           London, WC2H 8DR

Re:  LICENSE AGREEMENT

Ladies/Gentlemen:

When executed by you ("LICENSEE") and by us, FILM ROMAN, INC. ("LICENSOR"), this letter (Schedule "A") and the attached License Agreement will constitute the Agreement between Licensor and Licensee concerning certain rights to the Picture(s) set forth below in accordance with the terms and conditions hereof. The following are the basic terms of the Agreement:

TITLES
("Picture/s"):  13 episodes of "The Twisted Tales of Felix The Cat" animated series and Fifty (50) commercial bumpers utilizing the "Felix The Cat" animated character.

TOTAL TIME:         One-half hour commercial broadcast time per episode
                    Five (5) seconds per commercial bumper


TERRITORY:          Rights Licensed shall be Exclusive in United Kingdom and
                    Ireland and Non Exclusive (cable/satellite encrypted,
                    English Language only) in The Netherlands, Denmark, Norway,
                    Sweden, Finland, Belgium, Luxembourg and Iceland

LANGUAGE:           English Language Only


                                  Schedule A

RIGHTS LICENSED: As defined in the attached License Agreement

Cinematic Rights:   Licensed:
Theatrical          [ ] Yes     [X] No
Non-Theatrical      [ ] Yes     [X] No
Public Video        [ ] Yes     [X] No


Video Rights:       Licensed:
Home Video          [ ] Yes     [X] No


Ancillary Rights:   Licensed:
Airline             [ ] Yes     [X] No
Ship                [ ] Yes     [X] No
Hotel               [ ] Yes     [X] No

Television Rights:  Licensed:
Pay TV
Terrestrial         [ ] Yes     [X] No
Cable               [X] Yes          [ ] No
Satellite           [X] Yes          [ ] No

Free TV
Terrestrial         [ ] Yes     [X] No
Cable               [X] Yes          [ ] No
Satellite           [X] Yes          [ ] No

TERM:               4 years from delivery of each episode.

NUMBER OF
BROADCAST
RUNS:               8 broadcast runs per episode. Unlimited broadcast of bumpers during Term of this Agreement

                                  Schedule A
                                       2

LICENSE FEE:        US$260,000 TOTAL.  Allocable as follows:
                    US$239,200 for first 13 episodes.
                    US$20,800 for 50 commercial bumpers.

                    If episodes 14 through 26 of the Picture are produced by Licensor, Licensor agrees to offer and Licensee agrees to accept all such episodes on the same terms and conditions for distribution and agrees to pay an additional license fee of US$20,000 per episode for episodes 14 through 26 (US$260,000 total) and the continued right of exhibition of the previously delivered bumpers.

ROYALTIES:          N/A

PAYMENT
TERMS:              Episodes 1-13:

                    US$59,800 upon signature of this agreement;

                    US$59,800 upon the earlier of (i) first broadcast of the first episode or (ii) October 1, 1995; and

                    US$119,600 ninety days following the earlier of (i) first broadcast of the first episode or (ii) October 1, 1995.

                    Commercial Bumpers:

                    US$5,200 upon signature of this agreement;

                    US$5,200 upon the earlier of (i) first broadcast of the episode or (ii) October 1, 1995; and


                    US$10,400 ninety days following the earlier of (i) first broadcast of the first episode or (ii) October 1, 1995.



                                   Schedule A

                    Episodes 14-26:

                    If Episodes 14-26 are produced by Licensor:

                    US$65,000 within 45 days of written notification from Licensor of commitment to produce such additional episodes.

                    US$65,000 upon the earlier of (i) first broadcast of any additional episode or (ii) ninety days following delivery of any such additional episodes; and

                    US$130,000 ninety (90) days following the earlier of (i) first broadcast of any such additional episode or (ii) one hundred and eighty (180) days following delivery of such additional episodes.


HOLDBACKS:          Based on terrestrial broadcast rights granted to ITV Network within the Territory, Licensee may not broadcast any episode of the Pictures prior to Saturday, September 30, 1995. The first broadcast of each episode is restricted to Saturday or Sunday only. If Licensor produces episodes 14 through 28, the timing of the first broadcast of such episodes shall be subject to any holdbacks required by ITV Network. For broadcast runs 2 through 8 of each episode hereunder, Licensee will constructively consult and mutually agree with ITV Network regarding the day and timing of such broadcasts.
                    In the event of any dispute with ITV Network, Licensor agrees to use its best efforts to ensure that Licensee is not unduly inhibited from exploiting the rights herein granted.

TRANSMISSION
MATERIAL:           1 BETA SP PAL Master on loan,
                    scripts, music cue sheets, and publicity materials

                                  Schedule A

PAYMENT: Due in accordance with the provisions of the agreement shall be paid to Licensor by wire transfer to:

                    FILM ROMAN, INC.
                    First Charter Bank
                    265 North Beverly Dr.
                    Beverly Hills, California 90210
                    Account#: 002-858-487
                    ABA#: 122239843 (on behalf of Film Roman, Inc.)

                    Licensee shall advise Licensor by fax (818/985-2973) when any such remittance is sent. Timely payment by Licensee is the essence of this agreement.


FILM ROMAN, INC.                                        ("Licensee")


By:________________________         By:________________________
   An Authorized Signatory             An Authorized Signatory


                                  Schedule A

                               LICENSE AGREEMENT


     This agreement ("Agreement") is made and entered into as of the date set forth in Schedule "A" which is attached hereto and incorporated herein by reference, by and between FILM ROMAN, INC., whose principal place of business is located at 12020 Chandler Blvd., Ste. 200, North Hollywood, California 91607 (hereinafter, "Licensor"), and Licensee, whose name and principal place of business are set forth in Schedule "A" (hereinafter, "Licensee").

     In consideration of the mutual representations, warranties and covenants herein contained and other good and valuable consideration, Licensor and Licensee hereby agree as follows:

     1. Definitions: As used herein the following terms shall have the following meanings:

          (A) The "Picture":  The "Picture/s" is/are set forth in Schedule "A".

          (B) "Master": "Master" means technically satisfactory material from which duplicate Masters ("Sub-Masters") suitable for use in the manufacture of broadcast devices can be made.

          (C) "Territory": "Territory" shall include those territories set forth in Schedule "A".

          (D) "Term": The "Term" shall mean the period as set forth in Schedule "A".

          (E) "Language": The "Language" means the language set forth in Schedule "A".

          (F) "Delivery": "Delivery" as used herein shall mean the date the complete Master or Sub-Master is either delivered or made available to the Licensee for dublication.

          (G) "Motion Picture": "Motion Picture" as used herein means an audiovisual work consisting of a series of related images which, when shown in succession, impart an impression of motion, with accompanying sounds, if any.

          (H) "Motion Picture Copy" "Motion Picture Copy" as used herein means the embodiment of a Motion Picture in any physical form, including without limitation film, tape, cassette, disc or computer storage. Where a specific medium is limited to exploitation by a specific physical form, for example, to exploitation of Videograms, then Motion Picture Copy with respect to such medium is limited to such physical form.

          (I) Cinematic Definitions:

               (i) "Cinematic" means all forms of "Theatrical", "Non-Theatrical" and "Public Video" exploitation of a Motion Picture Copy.

               (ii) "Theatrical" means exploitation of a Motion Picture Copy only for direct exhibition in conventional or drive-in theaters, licensed as such in the place where the exhibition occurs, which are open to the general public on a regularly scheduled basis and which charge an admission fee to view the Picture.

               (iii) "Non-Theatrical" means exploitation of a Motion Picture Copy, whether embodied in a Videogram or otherwise, only for direct exhibition before an audience by and at the facilities of either organizations not primarily engaged in the business of exhibiting Motion Pictures, such as in educational organizations, churches, restaurants, bars, clubs, trains, libraries, Red Cross facilities, oil rigs, oil fields, or by and at the facilities of governmental bodies such as in embassies, military bases, military vessels, and other governmental facilities flying the flag of the licensed territory. By way of clarification but not limitation, Non-Theatrical does not include Public Video, Airline, Ship or Hotel exploitation.

               (iv) "Public Video" means exploitation of a Motion Picture Copy embodied in a videogram only for direct exhibition before an audience in a "mini-theater", an "MTV theater" or like establishment which charges an admission to use the viewing facility or to view the Videogram and which is not licensed as a traditional motion picture theater in the place where the viewing occurs.

          (J) Video Definitions:

               (i) "Video" means all forms of "Home Video" exploitation of a Motion Picture.

               (ii) "Home Video" means the exploitation of a Motion Picture Copy embodied in a Videogram which is rented or sold to the viewer only for viewing the embodied Motion Picture in private living accommodations where no admission fee is charged with respect to such viewing. Home Video does not include the public performance, diffusion, exhibition or broadcast of the Videogram.

          (K) Ancillary Definitions:

               (i) "Ancillary" means all forms of "Airline", "Ship" and "Hotel" exploitation of such Motion Picture.

               (ii) "Airline" means exploitation of a Motion Picture Copy only for direct exhibition in airplanes, where ever located, which are operated by an airline flying the flag of any country in the licensed territory for which the Airline exploitation is granted, but excluding airlines which are customarily licensed from a location outside the licensed territory or which are only serviced in but not do fly the flag of a country in the licensed territory.

               (iii) "Ship" means exploitation of a Motion Picture Copy only for direct exhibition in ocean going vessels, where ever located, which are operated by an shipping line flying the flag of any country in the licensed territory for which Ship exploitation is grated, but excluding shipping lines which are customarily licensed from a location outside the territory or which are only serviced in but do not fly the flag of a country in the licensed territory.

               (iv) "Hotel" means exploitation of a Motion Picture Copy only for direct exhibition in temporary or permanent living accommodation such as hotels, motels, apartment complexes, co-operatives or condominium projects by means of closed-circuit television systems where the telecast originates within or in the immediate vicinity of such living accommodations.

          (L) Television Definitions:

               (i) "Television" means all forms of "Free TV" and "Pay TV" exploitation of a Motion Picture.

               (ii) "Free TV" means all forms of "Terrestrial Free TV", "Cable Free TV", and "Satellite Free TV" exploitation of a Motion Picture.

               (iii) "Terrestrial Free TV" means only standard over-the-air broadcast by means of Hertzian waves of a Motion Picture Copy which is intended for reception on a television receiver in private living accommodations without a specific charge being made to the viewer for the privilege of viewing the Motion Picture. For purposes of this definition, neither governmental television receiver assessments or taxes will be deemed a charge to the viewer.

               (iv) "Cable Free TV" means only the transmission by means of coaxial, fiber-optic or comparable cable of a Motion Picture Copy for reception on a television receiver in private living accommodations without a specific charge being made to the viewer for the privilege of viewing the Motion Picture. For purposes of this definition, neither governmental television receiver assessments or taxes, nor the regular periodic service charges (other than a charge paid with respect to Pay TV) paid by a subscriber to a cable television system will be deemed a charge to the viewer.

               (v) "Satellite Free TV" means only the up-link transmission of a Motion Picture Copy to a satellite and its down-link transmission to a terrestrial satellite reception dish for the purpose of viewing of the Motion Picture on a television receiver in private living accommodations which is located in the immediate vicinity of the reception dish without a specific charge being made to the viewer for the privilege of viewing the Motion Picture. For purposes of this definition, neither governmental television receiver assessments or taxes will be deemed a charge to the viewer.

               (vi) "Pay TV" means all forms of "Terrestrial Pay TV", "Pay-Cable TV" and "Satellite Pay TV" exploitation of a Motion Picture. Pay TV does not include any form of "pay-per-view" or "video on demand" telecast or other exhibition.

               (vii) "Terrestrial Pay TV" means only standard over-the-air broadcast of any Motion Picture Copy by means of encoded Hertzian waves for reception on a television receiver in private living accommodations by means of a decoding device where a charge is made: (1) to the viewer for the right to use the decoding device for viewing any special channel which transmits the Motion Picture along with other programming; or (2) to the operator of a hotel, motel, apartment complex, co-operative, condominium project or similar place located distant from the place where such broadcast signal originated for the right to use the decoding device to receive and retransmit the programming on such channel throughout such place.

               (viii) "Cable Pay TV" means transmission or retransmission of a Motion Picture Copy by means of an encoded signal over coaxial or fiber-optic cable for reception on a television receiver in private living accommodations by means of a decoding device where a charge is made: (1) to the viewer for the right to use the decoding device for viewing any special channel which transmits the Motion Picture along with other programming; or (2) to the operator of a hotel, motel, apartment complex, co-operative, condominium project or similar place located distant from the place where such broadcast signal originated for the right to use the decoding device to receive and retransmit the programming on such channel throughout such place.

               (ix) "Satellite Pay TV" means the up-link transmission of a Motion Picture Copy by means of an encoded signal to a satellite and its down-link transmission to a terrestrial satellite reception dish and a decoding device for the purpose of viewing the Motion Picture on a television receiver in private living accommodations which is located in the immediate vicinity of the reception dish and decoding device where a charge is made: (1) to the viewer for the right to use the decoding device for viewing any special channel which transmits the Motion Picture along with other programming; or (2) to the operator of a hotel, motel, apartment complex, co-operative, condominium project or similar place located distant from the place where such broadcast signal originated for the right to use the decoding device to receive and retransmit the programming on such channel throughout such place.

     2.   Grant of Rights

          (a) Subject to the limitations, terms and conditions set forth in this Agreement, Licensor hereby grants to the Licensee the right, license and privilege throughout the Territory during the Term to exploit the Picture linearly in the Language, pursuant to the Rights set forth in Schedule "A" as such rights are defined in Paragraph 1 above. Licensee shall not authorize or permit any telecasts or videocassettes to be exported and/or exploited out of the Territory. Licensee shall in addition have the right to use extracts from the Picture not exceeding two (2) minutes in length on any manner and media for the sole purpose of advertising and promoting the Picture hereunder.

          (b) Licensee shall have the right to use and authorize others to use the name, likeness (whether by photograph or otherwise) and voice of any person who appears recognizably in the Picture, solely for the purpose of advertising, publicizing or exploiting the Picture, provided that:

               (i) Licensee shall, and shall cause its licensees to, strictly abide by all relevant restrictions imposed upon Licensor of which notice is given to Licensee with respect to the use of any person's name, likeness and/or voice pursuant to this subparagraph 2(b);

               (ii) The name, likeness and/or voice of any person shall not be used as a direct or indirect endorsement of any product, service or commodity;

               (iii) No such advertising materials shall use more than two (2) minutes of the Picture; and

               (iv) intentionally deleted

          (c) Notwithstanding anything to the contrary contained herein, the rights granted to Licensee hereunder do not include the right to use or permit the use of any broadcast or telecast devices for viewing in any place of public assembly where an admission fee or viewing fee is charged, for theatrical exhibition, or for broadcast or exhibition in hotels, military camps and installations, embassies, prisons, buses, oil rigs, aircraft, ships, educational institutions, hospitals, or by other so-called "non-standard" means, not known or hereafter devised, nor do the rights include so-called "on-line" services nor "video on demand" services, unless approved in writing by Licensor.

          (d) All rights to the Picture which have not been granted to Licensee pursuant to this Paragraph 2 are hereby expressly reserved to Licensor, and Licensor shall be entitled to exercise, exploit and/or dispose of any such reserved rights throughout the world (including, without limitation, in the Territory) at any time without prior notice or any obligation to Licensee whatsoever.

          (e) It is specifically agreed that Licensee shall have no right to edit, re-sequence, alter the music in any way, dub (unless otherwise agreed to herein), add to delete from or otherwise alter the Picture in any manner whatsoever without obtaining Licensor's prior written consent. In the event Licensee is authorized hereunder to create dubbed versions of the Picture, upon Licensor's request Licensee shall make such version immediately available to Licensor for purposes of creating copies thereof, such costs of reproduction to be paid by Licensor. Notwithstanding the foregoing, Licensee may, at its own cost, add its "logo" preceding the main title or following the end title.

     3.   Obligations of Licensee.

          (a) Licensee shall use its best efforts, skill and ability in the distribution, marketing and exploitation of the Picture hereunder.

          (b) Licensee shall strictly comply with all contractual requirements for advertising credit to persons who rendered services or furnished materials in connection with the Picture of which Licensor notifies Licensee.

          (c) Licensee shall be solely responsible for all marketing, advertising and other costs incident to the rights granted hereunder.

          (d) Any and all licenses or broadcast rights granted by Licensee shall terminate and/or expire as of the expiration date of this agreement. No such grant by Licensee shall survive the Term. Upon expiration of the Term:

               (i) the Licensee shall at its own expense return the Programs to the Licensor at the Licensor's original point of dispatch or such other address as the Licensor nominates; or

               (ii) at the option of the Licensor, the Licensee shall, if the Programs are recorded on film, destroy the Programs and furnish the Licensor a certificate of destruction thereof; or

               (iii) at the option of the Licensor, the Licensee shall erase the Program signals if recorded on videotape and furnish to the Licensor a certificate of erasure thereof.

          (e) The Licensee shall be responsible for the payment to the appropriate performing rights collecting bodies or agencies of all royalties and license fees payable to any composers, authors, music publishers and performing rights societies by reason of Licensee's exercise of the Rights in accordance with this Agreement.

          (f) Unless otherwise provided, all credits will be given in respect of the Picture in accordance with the usual practice in the film and television industry and the Picture shall be telecast without any omission, editing or abbreviation of the production credits as they appear on the Picture.

          (g) The Licensee may make only such cuts or deletions as are necessary to make the Picture conform to its time segment requirements and its continuity and broadcast acceptance standards and may add commercial matter not exceeding then (10) minutes in duration per twenty (20) minutes of the picture provided it is clear to the television viewers that such commercial matter is not part of the continuity of the Picture.

     4.   Delivery and Use of Materials.

          Licensor shall provide Licensee with a reasonable quantity of advertising and publicity materials free of charge. In the event that Licensee shall desire additional publicity materials, Licensee shall purchase all materials, including but not limited to pertinent advertising and publicity materials at Licensor's "Standard Proforma Price", such price list to be provided promptly upon Licensee's request, and Licensor shall deliver such Materials to the address specified herein. Unless a definite schedule of telecasting the Picture is stipulated herein, Licensee shall give Licensor not less than thirty (30) days prior written notice of the scheduled date of each telecast where shipment is via air and reasonable prior notice where shipment is other than via air. All reasonable costs of delivery of such additional Materials, including, without limitation, packaging, shipping, insurance and custom fees and duties, shall be the Licensee's sole responsibility.

          (a) At the end of the exhibition period or, if the Materials are on loan, within a reasonable time after the date of delivery of the Materials, the Licensee, at Licensee's sole expense, shall return the Materials to Licensor unless otherwise instructed.

          (b) The Licensee shall refund to the Licensor any replacement costs of any Material lost or damaged while in the possession of the Licensee.

          (c) Unless the Licensee advises the Licensor within two (2) weeks of the Material having been delivered to the Licensee of any technical or quality or other defect in the Material that will prevent telecasting, the Material shall be deemed fit for telecasting.

     5.   Distribution Guarantees.

          (a) In full consideration for all rights, privileges and licenses granted to Licensee, Licensee agrees to pay Licensor and Licensor agrees to accept the License Fee and Royalties, if applicable, set forth in Schedule "A".

          (b) Licensor will have the option to terminate this Agreement if 100% payment has not been received from Licensee in accordance with the payment terms as set forth in Schedule "A".

          (c) All payments made hereunder and the requisite notice thereof shall be forwarded to the account of Licensor as provided for in Paragraph 6 (b) below.

     6.   Payments and Accountings.

     A. Licensee shall use its best efforts to timely obtain all government permits necessary to make payment to Licensor as and when required under this Agreement. Notwithstanding anything to the contrary contained herein, there shall be no deductions whatsoever from any payments made to Licensor hereunder on account of bank charges, including without limitation, bank wire transfer charges, costs of currency conversion or conversion taxes, it being the intent hereof that any amounts payable to Licensor hereunder shall be free and clear of any tax, levy or charge whatsoever, except with respect to any withholding tax or similar tax which Licensee is obliged by law to deduct, subject to Paragraph 17 and 18 herein.

     B. Payment shall be made in U.S. dollars at the address of Licensor by bank wire transfer.

     7.   Titles and Substitution of Pictures.

          Licensor reserves the right to change the title of any Picture embraced by this Agreement. Licensor also reserves the right to substitute a Picture of comparable quality for any Picture licensed hereunder because of force majeure, unavailability or any threatened litigation in connection with such Picture or to minimize possible damage from any pending, threatened, or possible court action. In the event that Licensor is not in a position to make such substitution and so notifies Licensee, then Licensee agrees that Licensor may remove such Picture from this Agreement, and in such event the License Fee shall be reduced by an amount equal to the License Fee applicable to such Picture; provided, however if a License Fee is not specified for a particular Picture, Licensor may, in its sole, but reasonable discretion, allocate a portion of the License Fee to such Picture.

     8.   Licensor's Warranties.

          Licensor represents and warrants that it possesses the full right, titles and interest to enter into and to perform this Agreement, and it will not, so long as this Agreement remains in effect, grant to any other person, firm or corporation any rights which it has exclusively granted to Licensee hereunder. Licensor further represents and warrants that the Picture was made in accordance with all relevant contracts, legislation and regulations, and provided that Licensee complies with its obligations hereunder, Licensee shall be able, without financial, legal or other liability, to fully and freely exploit and exercise its right in the Picture(s) as granted hereunder.

     9.   Default by Licensee.

          Subject to paragraph 15 hereof, in the event:

          (a) Licensee shall fail to make all payments hereunder for any reason and shall not make payments as aforesaid within ten (10) days after written demand for same from Licensor; or

          (b) Licensee shall make or attempt to make any assignment for the benefit of creditors or make or attempt to make any composition with creditors, or any action or proceeding under bankruptcy or insolvency law is taken by or against Licensee, or Licensee shall effect or attempt to effect a voluntary or compulsory liquidation of assets; or

          (c) Licensee shall fail within twenty-one (21) days after written demand by Licensor to remedy completely any other material act or failure constituting a material breach of this Agreement;

then, and in any such events, Licensor may, in addition to (and without prejudice of any or all of its other rights and remedies at law or otherwise it may possess) terminate the Term of this Agreement by giving written notice to Licensee of such termination, without refunding or rebating any amounts whatsoever to Licensee. The Licensor is hereby entitled to retain (without in any way limiting Licensor's rights or remedies) such amounts by way of partial liquidated damages.

     10.  Protection of Pictures.

          Licensee shall take all reasonable and practicable steps necessary to protect the copyright in the Picture, and all material delivered hereunder. Subject to Licensor's prior approval with respect to the institution of any legal proceeding, Licensee shall further take all legal action necessary to protect the interest of Licensor and Licensee in the Picture and to restrain or obtain redress from any third party from any unauthorized use of the Picture, the broadcast or duplication thereof, or the doing of any act which infringes upon the Picture or any Materials manufactured or delivered hereunder. Licensor shall be free to participate in such action using counsel of its own choice, at Licensor's expense, and Licensor's expenses thereof shall be repaid to Licensor out of any recovery from such action, pro rata with the repayment to Licensee of its expenses. If Licensee shall fail or refuse to take any of the foregoing actions, then, in addition to any of the rights which Licensor shall have hereunder, either at law or in equity, Licensor may (but shall not be obligated to) take such action in Licensor's and/or Licensee's name, in which event any recovery from such action undertaken by Licensor shall be the sole property of Licensor. Licensee shall notify Licensor in writing of the occurrence of any event relating to the provisions of this paragraph and all actions taken with regard thereto.

     11.  Indemnification.

          The parties hereto agree to defend, indemnify and hold each other and the other's officers, directors, agents, employees, parents, subsidiaries, affiliates, successors and assigns harmless from and against any and all liability, loss, damage, costs or expense, including reasonable attorneys' fees, paid or incurred by reason of any breach or alleged breach of the warranties, representations or agreements contained herein reduced to final non-appealable judgment or settled with the indemnitor's consent. The indemnitor shall receive prompt written notice of any claim or action to which this indemnity applies and shall be given the reasonable opportunity to defend against and/or settle such claim or action.

     12.  Notices.

          All notices, approvals, payments or documents which either party is required to deliver hereunder shall be in writing and shall be personally delivered, telexed, telecopied, telegraphed or mailed, postage prepaid, at the address set forth in Schedule "A", or to such other address, as either party may from time to time designate. All notices given by mail shall be deemed given when received but in any event no later than five (5) days from the day of deposit in the mail. All notices sent by telex, telecopy or telegraph shall be deemed given when received but in no event later than one working day from the date sent. All notices given by personal delivery shall be deemed given when received.

     13.  Assignability.

          Licensee shall not assign or license this Agreement or any of its rights hereunder or delegate any of its obligations hereunder, in whole or in part, without the prior written consent of Licensor, provided, however, Licensees may sub-license its rights hereunder to a reputable broadcaster in and for the Territory, provided that such assignment and/or sub-license will not relieve Licensee of any of its obligations hereunder. Licensor may at any time freely assign this Agreement in whole or in part, or any of its rights hereunder.

     14.  Relationship of Parties.

          This Agreement shall not be deemed to create any partnership, joint venture, agency, fiduciary or employment relationship between the parties, and neither party shall hold itself out as the agent or partner of the other. Neither party shall hold itself out contrary to the terms of this paragraph and neither shall become liable for any representations, acts or omissions of the other.

     15.  Force Majeure.

          Neither party shall be deemed in default if the performance of obligations hereunder is delayed or becomes impossible or impracticable by reason of any Act of God, war, fire, earthquake, flood, accident, civil commotion, strike or in general any industrial disturbance or shortage of raw material or energy, act or refusal of any Government, union, guild or similar body, their agencies or officers, or any other legitimate cause beyond the control of the parties hereto. In the event the exploitation of the Picture becomes impossible or impracticable because of any such event, the Term hereof shall be automatically extended by the same period as such event continues, provided that if such period exceeds three (3) months, either party shall at any time thereafter be entitled to terminate this Agreement, during such event of force majeure, by written notice to the other party.

     16.  Applicable Law.

          This Agreement is entered into pursuant to the laws of the State of California, and the United States of America, and shall be interpreted in accordance with the laws applicable to agreements entered into and wholly performed therein. Any controversy or claim arising out of or relating to this Agreement or the validity, construction or performance of this Agreement, or the breach thereof, shall be governed by such laws, and Licensee hereby consents to binding arbitration in accordance with the American Arbitration Association in Los Angeles, California.


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

     17.  Blocked Currency and Foreign Exchange.

          (a) Licensee shall promptly notify Licensor in writing if the transmission of any gross receipts payable to Licensor is prevented by embargo, blocked currency regulations or other restrictions. Provided that the laws of the country in which such frozen funds exist permit the transfer of Licensor's share of such funds to Licensor, then Licensor's share of gross receipts shall be deposited in Licensor's name in any bank designated by Licensor in such foreign country. Such deposit will be deemed proper payment to Licensor of the monies due and payable to Licensor.

          (b) If, in Licensor's judgment, the transfer of funds from the Territory to the United States becomes economically inadvisable because of prohibitive exchange rates, then Licensee agrees, upon Licensor's request, to deposit Licensor's share of gross receipts in such foreign country in the manner described in subparagraph (a) above.

     18.  Taxes.

     Licensee agrees to assist Licensor with the application and completion of all documents necessary to qualify Licensor for exemptions from taxes imposed on the payment of fees for rights licensed hereunder.

     19.  Miscellaneous.

          (a) No waiver of any default or breach of this Agreement by either party shall be deemed a continuing waiver or a waiver of any other breach or default, no matter how similar.

          (b) Each of the parties acknowledges and agrees that the other has not made any representations, warranties, or agreements of any kind, except as may be expressly set forth herein.

          (c) This Agreement constitutes and contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior or contemporaneous agreements, oral or written. Nothing herein contained shall be binding upon the parties until this Agreement has been executed by an officer of each party. This Agreement may not be changed, modified, amended or supplemented, except in writing signed by both parties.


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

          (d) The paragraph headings used in this Agreement are for convenience only and shall have no legal effect whatsoever.

          (e) If any part of this Agreement shall be declared invalid or unenforceable by a court of competent jurisdiction, it shall not affect the validity of the balance of this Agreement, provided, however, that if any provision of this Agreement pertaining to the payment of monies to Licensor shall be declared invalid or unenforceable, Licensor shall have the right, at its option, to terminate this Agreement upon giving written notice to Licensee of its election to do so.

          (f) In the event of any action, suit or proceeding hereunder, the prevailing party shall be entitled to recover its attorneys' fees and the costs of said action, suit or proceeding.

FILM ROMAN, INC.


By:___________________________
   An Authorized Signatory



                                  ("Licensor")


By:___________________________
   An Authorized Signatory


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